United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 8, 2020

Date of Report (Date of earliest event reported)

BCTG Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39485	85-1195036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11682 El Camino Real, Suite 320 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 400-3112

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCTG	The Nadsaq Stock Market LLC

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated September 9, 2020, BCTG Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 16,675,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), which includes full exercise of the underwriter’s over-allotment option. The shares of Common Stock were sold at a price of $10.00 per share of Common Stock, generating gross proceeds to the Company of $166,750,000.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with BCTG Holdings, LLC, its sponsor, of 533,500 shares of Common Stock (the “Private Shares”) at a price of $10.00 per share, generating total proceeds of $5,335,000.

As of September 8, 2020, a total of $166,750,000.00 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public stockholders at JPMorgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company, LLC, acting as trustee.

An audited balance sheet as of September 8, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement is included with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated September 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2020

BCTG ACQUISITION CORP.

By:	/s/ Aaron I. Davis
Name:	Aaron I. Davis
Title:	Chief Executive Officer

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